Exhibit 3.119

CERTIFICATE OF INCORPORATION

OF

CABALLO COAL COMPANY

1. The name of the corporation is

CABALLO COAL COMPANY

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To carry on and conduct the general business of mining; to conduct general mining operations for recovery of minerals, coal, products and substances; to mine, extract, remove and recover the same; to buy, sell, exchange, lease, acquire and generally deal in and with mines, mineral rights, mineral properties and mining claims and licenses; to construct, own and operate all necessary facilities; to do all things necessary or convenient therewith;

To acquire, own, lease, mortgage, occupy, sell, let out or develop real estate, and any interest therein, particularly but not exclusively, mineral properties, and develop, use and turn the same to account;

To buy, sell, exchange, manufacture, produce, process, convert, import, export and generally trade in and deal in and with goods, wares, merchandise, natural products, commodities, articles of commerce and personal property, of every kind and nature; and

To engage in any lawful act or activity in connection with the foregoing, and for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

D. M. Dedokowski	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 12th day of September, 1994.

/s/ M. A. Brzoska
M. A. Brzoska , Incorporator

/s/ K. A. Widdoes
K. A. Widdoes , Incorporator

/s/ D. M. Dembkowski
D. M. Dembkowski , Incorporator

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The name of the Corporation is Caballo Coal Company.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is September 12, 1994.

3.	The name of the limited liability company to which the Corporation is herein being converted is Cabalto Coal, LLC.

4.	This Certificate of Conversion shall be effective immediately upon filing with the Secretary of State of Delaware.

5.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 10th day of December, 2009.

By:	Kenneth L. Wagner
Name:	Kenneth L. Wagner
Its: Vice President and Secretary

CERTIFICATE OF FORMATION

OF

CABALLO COAL, LLC

1.	The name of the limited liability company is CABALLO COAL, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company. The zip code of the registered agent is 19801.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 10th day of December, 2009.

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Authorized Person

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

CABALLO COAL, LLC

1. The name of the limited liability company is:

Caballo Coal, LLC

2. Article 1 of the Certificate of Founation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Caballo Mining, LLC.”

3. This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 16th day of September, 2010.

Powder River Coal, LLC, its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its:	Vice President and Secretary